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                                        1
                                                                   Exhibit 10.55

                                Pledge of Shares

         On this the ninth day of April two thousand three, appeared before me, Bart Theodoor Derogee, civil-law notary in Rotterdam:

         A. Remco Nicolaas van der Veer, employed at the offices of me, civil-law notary, located at 3014 DA Rotterdam, Weena 750, born at `s-Hertogenbosch on the thirtieth day of July nineteen hundred and seventy-one, acting for the purpose hereof as attorney - duly authorised in writing - of:

              1. Resolution Performance Products LLC, a limited liability company organised and existing under the laws of the State of Delaware, United States of America, having its registered office at CSC, 2711 Centerville Road, Suite 400, Wilmington, Delaware DE 19808, United States of America, hereinafter referred to as "RPP USA";

              2. RPP Capital Corporation, a corporation organised and existing under the laws of Delaware, having its registered office at CSC, 2711 Centerville Road, Suite 400, Wilmington, Delaware DE 19808, United States of America, hereinafter referred to as "US Finance Corp";

              3. Resolution Holdings B.V., a private limited liability company organised and existing under the laws of the Netherlands, having its corporate seat at `s-Gravenhage and its registered office at Vondelingenweg 601, 3196 KK Vondelingenplaat (Rotterdam), trade register number 27182096, hereinafter referred to as the "Company";

              the entity sub 1 hereinafter also referred to as the "Pledgor"; the entities sub 1 and sub 2 hereinafter together also referred as the "US Borrowers";

         B. Elise Martine van Oirschot, employed at the offices of me, civil-law notary, located at 3014 DA Rotterdam, Weena 750, born at Rijssen, on the fourteenth day of September nineteen hundred and seventy-seven, acting for the purpose hereof as attorney - duly authorised in writing - of

              4. Morgan Stanley & Co., Incorporated, a company organised and existing under the laws of the State of Delaware, United States of America, having its corporate seat at New York, United States of America, (address: 1585 Broadway, NY 10036, New York, United States of America), which in its turn is acting for the purposes hereof in its capacity as Collateral Agent as defined in the Amended and Restated US Security Agreement as hereinafter defined, hereinafter referred to as the "Collateral Agent", hereinafter also referred to as the "Pledgee"; and

              5. Deutsche Bank Trust Company Americas, a New York Banking Corporation under the laws of New York, having its registered

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                                        2

                          office at New York, United States, (address: 280 Park Avenue, NY 10017, New York), which in its turn is acting for the purposes hereof in its capacity as Senior Secured Notes Trustee as defined in the Amended and Restated US Security Agreement as hereinafter defined, hereinafter referred to as the "Senior Secured Notes Trustee";

              The persons appearing, acting in their capacities referred to above, declared as follows:

              - the US Borrowers and the Senior Secured Notes Trustee have entered into an Indenture dated as of the ninth day of April two thousand three, providing for the issuance of the nine and a half per cent (9 1/2%) Senior Second Secured Notes due two thousand ten by the US Borrowers (the "Senior Secured
                   Note Indenture");

              - pursuant to the Fourth Amendment to the Credit Agreement dated as of the first day of April two thousand three, the Lender Creditors have authorized the Collateral Agent, inter alia, to accept security for the obligations of the US Borrowers in respect of the Senior Secured Note Documents;

              - RPP USA is holder of four-hundred (400) ordinary shares, with a par value of one thousand Netherlands Guilders (NLG 1,000.--) each, numbered 1 up to and including 400 in the share capital of the Company, hereinafter referred to as the "Total Shares";

              - RPP USA, Resolution Holdings B.V., Resolution Europe B.V. (formerly known as Resolution Nederland B.V.), Resolution Research Nederland B.V., Morgan Stanley & Co., Incorporated, Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), Morgan Stanley Senior Funding, Inc. and Citicorp USA, Inc. have entered into a deed of pledge on the fourteenth day of November two thousand ("First Deed of Pledge") with respect to sixty-five per cent (65%) of the Total Shares, being two hundred and sixty (260) shares, the shares numbered 1 up to and including 260, (the "Present Shares") and sixty-five per cent (65%) of any shares in the capital of the Company acquired by RPP USA after the fourteenth day of November two thousand, having the lowest serial numbers of these acquired shares (the "Future Shares"); the Present Shares and the Future Shares are hereinafter collectively referred to as the "Shares";

              - the parties to the Senior Secured Note Indenture have agreed that a second priority security interest on the Present Shares and the Future Shares is to be granted to the Collateral Agent as security for the obligations under the Senior Secured Note Indenture and the Senior Secured Notes;

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                                        3

              - the Articles of Association of the Company do not explicitly permit a transfer of voting rights to the Pledgee of shares in its capital, but pursuant to article 2:198 Netherlands Civil Code (hereinafter "NCC") transfer of voting rights is possible if so provided on the establishment of the pledge and if the establishment of the pledge is approved by the general meeting of shareholders;

              - it has been agreed that the Pledgee shall be entitled to the voting rights on the Shares, subject to the provisions set out in Article 7 of this Deed;

              - the Pledgor as sole shareholder of the Company has resolved to give the legally required approval for the vesting of this pledge, including the fact that the Pledgee shall be entitled to the voting rights, subject to the provisions set out in
                   Article 7 of this Deed.

              ACQUISITION OF THE PRESENT SHARES BY PLEDGORS

              The Present Shares were transferred to RPP USA pursuant to a purchase agreement by a deed of transfer executed before R.J.C. van Helden, civil-law notary practising at Amsterdam, on the fourteenth day of November two-thousand. The transfer was acknowledged by the Company on the same day as is evidenced by the First Deed of Pledge.

              The US Borrowers, the Company, the Pledgee and the Senior Secured Notes Trustee have agreed the following terms and conditions:

              Article 1
              Definitions

              (a) Reference to singular terms shall include the plural and vice versa.

              (b) Capitalized terms used herein and defined in the Amended and Restated US Security Agreement, dated as of the fourteenth day of November two thousand and amended and restated as of ninth day of April two thousand three, among Morgan Stanley & Co., Incorporated, RPP USA, US Finance Corp, and Resolution Performance Products Inc. ("RPP Inc.") and various subsidiaries of RPP Inc. (as so amended and restated and as the same may be further modified, supplemented or amended from time to time, the "US Security Agreement") shall be used herein as therein defined.

              (c) The following capitalized terms used herein shall have the definitions specified below:

                   "Collateral Agent" has the meaning provided in the recitals hereto

                   "Deed" means this Pledge of shares, dated the ninth day of April two thousand three

                   "Event of Default" has the meaning provided in the Senior Secured Note Indenture

                   "First Deed of Pledge" has the meaning provided in the recitals hereto

                   "Future Shares" has the meaning provided in the recitals hereto

                   "NCC" means the Netherlands Civil Code (in Dutch: "Burgerlijk

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                                        4

              Wetboek")

              "Obligations" means for each US Borrower the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any US Borrower at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such US Borrower owing to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the Senior Secured Note Indenture to which such US Borrower is a party and the due performance and compliance by such US Borrower with all of the terms, conditions and agreements contained in the Senior Secured Notes and in the Senior Secured Note Indenture, in each case other than the Parallel Obligation and any other obligation pursuant to this Deed

              "Parallel Obligation" has the meaning provided in Article 5 hereof

              "Pledgee" has the meaning provided in the first paragraph hereof

              "Pledgor" has the meaning provided in the first paragraph hereof

              "Present Shares" has the meaning provided in the recitals hereof

              "Secured Obligations" means, collectively, the Obligations, the Parallel Obligation and the payment obligations under this Deed in respect of any costs relating to the foreclosure (in Dutch:
              "kosten van executie") of this Deed, each to the extent such obligations consist of a monetary payment obligation (in Dutch:
              "vordering tot voldoening van een geldsom")

              "Securities" has the meaning provided in the US Pledge Agreement

              "Senior Secured Notes" has the meaning provided in the Senior Secured Note Indenture

              "Senior Secured Note Indenture" has the meaning provided in the recitals hereof

              "Senior Secured Notes Trustee" has the meaning provided in the first paragraph hereof

              "Shares" has the meaning provided in the recitals hereof

              "Total Shares" has the meaning provided in the recitals hereof

              "US Borrowers" has the meaning provided in the first paragraph hereof

              "US Security Agreement" has the meaning set forth in Article 1(b) hereof

              "US Pledge Agreement" shall mean the Amended and Restated US Pledge Agreement dated as of the ninth day of April two thousand three, between RPP USA, US Finance Corp., RPP Inc, various subsidiaries of RPP Inc., and Morgan Stanley & Co., Incorporated

          Article 2

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                                        5

              Agreement to Pledge
              In order to secure the performance and prompt payment in full of all Secured Obligations, the Pledgor and the Pledgee hereby agree to create a right of pledge (in Dutch: "pandrecht") on the Shares in favour of the Pledgee, such right of pledge to be ranked second (in Dutch "tweede in rang") to the First Deed of Pledge.

              Article 3
              Creation of Pledge on Shares

              In order to secure the performance and prompt payment in full of all Secured Obligations, in accordance with Article 2 hereof, the Pledgor hereby grants a right of pledge on the Present Shares and grants in advance (in Dutch: "bij voorbaat") a right of pledge on the Future Shares, such right of pledge to be ranked second to the First Deed of Pledge, which right of pledge is hereby accepted by the Pledgee. Upon acquisition of Future Shares, the Pledgor and the Company shall, each at their own expense, execute such agreements, deeds, confirmations and notices, give such assurances and do all such acts and things as the Pledgee may reasonably require to create or perfect the security interest of the Pledgee in respect of the Future Shares and any rights related thereto.

              Article 4
              Further assurances

              The Pledgor shall, if and when reasonably required by the Collateral Agent, execute such further liens and assurances in favour of the Collateral Agent for the benefit of the Second Lien Creditors and do all such acts and things as the Collateral Agent shall from time to time reasonably require over or in relation to all or any of the Shares to secure the payment of the Secured Obligations or to perfect or protect the security of each of the Second Lien Creditors created or purported to be created hereby over the Shares or any part thereof or to facilitate the realisation of the same but so that the terms of such further Liens and assurances shall be no more onerous than the terms of this Deed.

              Article 5
              Parallel Obligation

              5.1 The US Borrowers hereby irrevocable and unconditionally undertake to pay to the Collateral Agent an amount equal to the aggregate amount payable (in Dutch: "verschuldigd") by the US Borrowers to the Second Lien Creditors in respect of the Obligations as they may exist from time to time. The payment undertaking of the US Borrowers to the Collateral Agent under this Article 5 is hereinafter to be referred to as the "Parallel Obligation". The Parallel Obligation will be payable in the currency of the relevant Obligations.

              5.2  The Parallel Obligation will become due and payable (in
                   Dutch: "opeisbaar") on or after the date and to the extent one or more of the Obligations become due and payable.

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                                        6

              5.3 The US Borrowers, the Senior Secured Notes Trustee, also on behalf of the other Second Lien Creditors and the Pledgee hereby acknowledge that:

                   a. the Parallel Obligation constitutes an undertaking, obligation and liability of the US Borrowers to the Collateral Agent which is separate and independent from, and without prejudice to, the Obligations; and

                   b. the Parallel Obligation represents the Collateral Agent's own separate and independent claim (in Dutch: "eigen en zelfstandige vordering") to receive payment of the Parallel Obligation from the US Borrowers;

                   it being understood that the amount which may become payable by the US Borrowers as Parallel Obligation shall never exceed the total of the amounts which are payable under the Obligations.

              5.4 For the avoidance of doubt, the US Borrowers, the Senior Secured Notes Trustee, also on behalf of the other Second Lien Creditors, and the Pledgee acknowledge that the claim of the Collateral Agent against the US Borrowers in respect of the Parallel Obligation and the claims of any one or more of the Second Lien Creditors against the US Borrowers in respect of the Obligations do not constitute common property and that the provisions under the NCC relating to such common property shall not apply. If, however, it shall be held that such claim of the Collateral Agent and such claim of any one or more of such Second Lien Creditors do constitute common property and such provisions apply, the US Borrowers, the Senior Secured Notes Trustee, also on behalf of the other Second Lien Creditors, and the Pledgee agree that this Deed shall constitute the administration agreement of such common property. For the avoidance of doubt, the US Borrowers, the Senior Secured Notes Trustee, also on behalf of the other Second Lien Creditors, and the Pledgee acknowledge that this Deed is not to be construed as an agreement which provides that two or more creditors can demand payment of the same claim such that payment to one creditor also satisfies payment due to the other and that therefore the provisions relating to common property under the NCC shall not apply by analogy to the relation between the Collateral Agent and any one or more of the Second Lien Creditors on the one hand and the US Borrowers on the other hand.

              5.5  To the extent the Collateral Agent irrevocably (in Dutch:
                   "onaantastbaar") receives any amount in payment of the Parallel Obligation, the Collateral Agent shall distribute such amount among the Second Lien Creditors in accordance with Section 9.4 of the US Security Agreement. The Senior Secured Notes Trustee agrees, also on behalf of

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                                        7

                   the other Second Lien Creditors, that upon irrevocable (in
                   Dutch: "onaantastbaar") receipt by the Collateral Agent of any amount in payment of the Parallel Obligation ("Received Amount"), the Obligations of the US Borrowers to the Second Lien Creditors shall be reduced by amounts totalling an amount ("Deductable Amount") equal to the Received Amount in the manner as if the Deductable Amount were received as a payment of the Obligations on the date of receipt by the Second Lien Creditors of the received amount.

              Article 6
              Representations and warranties and covenants of Pledgor

              (a) The Pledgor represents, warrants and covenants that:

                  (i) it is the legal and beneficial owner of, and has legal title to the Present Shares and the Present Shares have not been encumbered by any limited right (in Dutch "beperkt recht") other than (x) the liens and security interests created by this Deed, and (y) the liens and security interests created by the First Deed of Pledge, nor has an attachment (in Dutch "beslag") been levied on any of the Present Shares;

                  (ii) it has full power, authority and legal right to pledge all the Present Shares pledged by it pursuant to this Deed by way of second priority right of pledge;

                  (iii) no depositary receipts have been issued for the Present Shares;

                  (iv) the Total Shares represent the entire issued and outstanding share capital of the Company;

                  (v) this Deed has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid and binding obligations of such Pledgor, enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights;

                  (vi) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of the Pledgor or any of its subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Deed, (b) the validity or enforceability of this Deed, (c) the perfection or enforceability of the security interest in the Shares as created pursuant to this Deed or (d) except for compliance with or as may be required by

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                                        8

                          applicable securities laws, the exercise by the Pledgee of any of their rights or remedies provided herein;

                  (vii) the execution, delivery and performance of this Deed will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the articles of association of the Pledgor or of any securities issued by the Pledgor or any of its subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which the Pledgor or any of its subsidiaries is a party or which purports to be binding upon the Pledgor or any of its subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its subsidiaries except as contemplated by this Deed;

                  (viii) all of the Present Shares have been duly and validly issued and acquired, are fully paid and subject to no options to purchase or similar rights.

              (b) The Pledgor covenants and agrees that it will defend the
                  Pledgee's right, title and security interest in and to the Shares and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any Future Shares hereunder and will likewise defend the right thereto and security interest therein of the Pledgee.

              (c) The Pledgor and the Company covenant and agree that they will not (without the prior written consent of the Collateral Agent, which consent will not be unreasonably withheld) co-operate to issue any depositary receipts in relation to the Shares.

              (d) The Pledgor covenants and agrees that it will not (without the prior written consent of the Collateral Agent, which consent will not be unreasonably withheld) cause or permit to be issued any new shares in the capital of the Company, other than to the Pledgor.

              Article 7
              Voting rights

              7.1 The voting rights attached to the Shares and the rights to give consents and waivers with respect to the Shares remain with the Pledgor until an Event of Default has occurred and the Pledgee has notified the Pledgor and the Company thereof in writing, provided however that the right of pledge created by the First Deed of Pledge has terminated. Upon receipt of such notification by the Company and provided that the right of pledge

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                                        9

                   created by the First Deed of Pledge has terminated, the Pledgee, at the direction of the Required Secured Creditors, shall be entitled to exercise the voting rights attached to the Shares and shall be entitled to exercise all rights to give consents and waivers with respect to the Shares, and the Pledgor shall no longer be entitled to the voting rights or to exercise such other rights. As long as the Pledgee does not hold the voting rights with respect to the Shares, it shall not have the rights of holders of depositary receipts. It is understood that when the Pledgee will hold the voting rights with respect to the Shares, the Pledgor shall have the rights of holders of depositary receipts by operation of law. To the extent possible under Netherlands law, the Pledgor waives these rights of holders of depositary receipts in advance and the Pledgee accept this waiver.

              7.2 As long as the Pledgor shall be entitled to exercise the voting rights attached to the Shares, no vote shall be cast or any consent, waiver or rectification given or any action taken or omitted to be taken, which would violate or be inconsistent with any of the terms of this Deed or any other US Security Document, or which would have the effect of impairing the value of the Shares or any part thereof in any material respect or the position or interests of the Pledgee in the Shares in any material respect.

              Article 8
              Immediate foreclosure

              8.1 If an Event of Default shall have occurred and be continuing, and the right of pledge created by the First Deed of Pledge has terminated, the Collateral Agent for the benefit of the Second Lien Creditors shall be empowered without notice or other demand, acting upon the instructions of the Required Secured Creditors as provided for in Section 9 of the US Pledge Agreement, to cause all or a part of the Shares to be sold in accordance with the provisions of the Articles of Association of the Company and the laws of the Netherlands, provided that the Articles 3:234 and 3:249 and 3:252 NCC shall not apply.

              8.2 The Pledgor hereby waives its right pursuant to Article 3:251 paragraph 1 NCC, which waiver is hereby accepted by the Pledgee.

              8.3 The Collateral Agent is irrevocably authorised (without obligation) by the Pledgor to, in the event of a sale as referred to in paragraph 1 of this Article 8, offer the Shares for sale in the manner prescribed by the Company's Articles of Association or to seek the approval of the corporate body designated under the Company's Articles of Association as empowered to approve all proposed transfers of shares, as the case may be, and to exercise any of the Pledgor's rights in connection with the sale and transfer of the Shares as provided in Article 2:198 paragraph 5 NCC.

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                                       10

                   To the extent permitted by applicable law, the Pledgor as sole shareholder of the Company hereby waives its rights of first refusal, if any, in relation to the sale of the Shares referred to in this Article 8, which waiver is hereby accepted by the Pledgee.

              8.4 If an Event of Default shall have occurred and be continuing and provided that the right of pledge created by the First Deed of Pledge has terminated, then, and in every such case, the Pledgor and the Company shall render such assistance and provide such information free of charge as the Collateral Agent may reasonably deem necessary in connection with the exercise by the Collateral Agent (acting at the direction of the Required Secured Creditors) of its rights, powers or remedies provided for in this Deed.

              8.5 To the extent permitted by applicable law, the Collateral Agent (acting at the direction of the Required Secured Creditors) shall apply the proceeds of the sold Shares in accordance with the provisions of Section 9.4 of the US Security Agreement.

              8.6 The Collateral Agent and the Second Lien Creditors shall not be liable to the Pledgor for any damages caused by the sale of the Shares pursuant to this Article 8.

              8.7 The Senior Secured Notes Trustee expressly acknowledges and agrees that, pursuant to Section 9.1 of the US Security Agreement, this Deed may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Secured Creditors, and that the Senior Secured Notes Trustee shall not have any right individually to seek to enforce or to enforce this Deed or to realize upon the security granted hereby.

              8.8 The Senior Secured Notes Trustee acknowledges and agrees that the obligations of the Pledgee as holder of the second priority right of pledge with respect to the Shares and with respect to the disposition thereof, and otherwise under this Deed, are only those expressly set forth in this Deed and as provided in Annex N to the US Security Agreement.

              Article 9
              Subrogation claims

              (a) Until such time as the Obligations (as defined in the US Security Agreement) have been irrevocably paid in full and the pledge created by the First Deed of Pledge has been terminated, the Pledgor hereby waives (to the fullest extent permitted by applicable law) all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the US Borrowers which it may at any time otherwise have as a result of this Deed.

              (b) After the Obligations (as defined in the US Security Agreement) have been irrevocably paid in full and the pledge created by the First Deed of

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                                       11

                     Pledge has been terminated, the Pledgor whose Shares have been sold hereunder (for which it has not been reimbursed) shall be entitled to exercise its rights pursuant to it being subrogated to the claims of the Second Lien Creditors (with respect to the Obligations) against the US Borrowers. Except as expressly provided in the immediately preceding sentence, each Pledgor waives (to the fullest extent permitted by applicable law) all rights of subrogation which it may at any time otherwise have as a result of this Deed (whether contractual, at law or otherwise) to the claims of the Second Lien Creditors against the US Borrowers. The Pledgor hereby further waives (to the fullest extent permitted by applicable law) any right to enforce any other remedy which the Second Lien Creditors now have or may hereafter have against the US Borrowers or any endorser of all or any part of the Obligations (as defined in the US Security Agreement) and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Second Lien Creditors to secure payment of the Obligations.

              Article 10
              Currencies

              10.1 All moneys received or held by the Collateral Agent or any one of them under this Deed on or after the date on which an Event of Default has occurred in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for the currency in which the Secured Obligations are denominated as the Collateral Agent reasonably considers necessary or desirable and the Pledgor shall be liable to the Collateral Agent for the full cost (including all costs, charges and expenses) properly incurred in relation to such sale. The Collateral Agent and the Second Lien Creditors shall not have any liability to the Pledgor in respect of any loss resulting from any fluctuation in exchange rates before or after any such sale.

              10.2 No payment to the Collateral Agent or the Second Lien Creditors (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Pledgor in respect of which it was made unless and until the Collateral Agent or the Second Lien Creditors shall have received payment in full in the currency in which such obligation or liability was incurred. To the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Collateral Agent or the Second Lien Creditors, as the case may be, shall have a further separate cause of action against the Pledgor to recover such shortfall and shall be entitled to enforce the security hereby created to recover the amount of the shortfall.

              Article 11

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                                       12

              Unfettered discretion
              Save as otherwise provided in this Deed or any other US Security Document any liability or power which may be exercised or any determination which may be made under this Deed by the Collateral Agent (acting in its own name or on behalf of the Pledgee) may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefore.

              Article 12
              Notices, Amendment and Waiver

              12.1 All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the Person to whom such notice or communication is addressed, except that notices and communications to the Collateral Agent or the Pledgor shall not be effective until received by the Collateral Agent or the Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as provided for under Article 12.1 of the US Security Agreement.

              12.2 The provisions of Article 12.2 of the US Security Agreement shall apply to this Deed and the second priority right of pledge created hereunder.

              Article 13
              Irrevocable power of attorney

              13.1 The Pledgor hereby grants to the Collateral Agent an
                   irrevocable and non-exclusive power of attorney (without obligation), with the right of substitution, to perform on its behalf and at its expense any and all of its obligations under this Deed.

              13.2 The Pledgor and the Collateral Agent hereby in accordance with article 3:68 NCC agree that the Collateral Agent shall also be authorized to represent the Pledgor under the said power of attorney in case of a conflict of interests between the interest of the Pledgor and the Collateral Agent.

              Article 14
              Severability

              To the extent possible under applicable law, in the event a provision hereof were to be ruled at any time by any applicable authority or court to be invalid or null and void or unenforceable, such invalidity or nullity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and the parties hereto shall agree on a new provision consistent with the purposes of the invalid or unenforceable provision of this Deed.

              Article 15
              Termination; Release

              15.1 The Pledgee herewith agrees, and the Pledgor herewith accepts, this Deed

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                                       13

                     and the second priority right of pledge created hereunder shall terminate without any further action required therefore upon termination of the liens on the Securities, and the proceeds thereof, created pursuant to the US Pledge Agreement.

              15.2 The parties to this Deed agree that the second priority right of pledge created hereunder can be terminated in whole or in part by the Collateral Agent (acting upon the direction of the Required Secured Creditors if required) and the Pledgor without the consent of any other party hereto, including the Senior Secured Notes Trustee, in accordance with Section 19(b) of the US Pledge Agreement.

              15.3 The Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Deed and the second priority right of pledge created hereunder.

              Article 16
              Headings descriptive

              The headings in this Deed are for purposes of reference only and shall not limit or define the meaning hereof.

              Article 17
              Applicable law and jurisdiction

              17.1 This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed and the rights of pledge created hereby shall be governed by and construed in accordance with the laws of the Netherlands.

              17.2 Each of the parties hereto irrevocably agrees that all disputes arising out of this Deed shall be submitted in first instance to the competent court at Amsterdam, the Netherlands. Nothing in the preceding sentence shall limit the Pledgee's right to bring proceedings against the Pledgor in any other court of competent jurisdiction.

              Article 18
              Acknowledgement

              The person appearing mentioned under sub A., acting as representative of the Company, declared that the Company has always accepted as valid the transfer by which the Pledgor obtained the Present Shares of the Company and all previous transfers of the Present Shares of the Company, that the Company acknowledges the rights of pledge created by this Deed on the Present Shares, and that the Company will cause these rights of pledge to be recorded in its shareholders register without delay.

              Furthermore, the person appearing mentioned under sub A., acting as representative of the Company, declared that the Company acknowledges the rights of pledge created by this Deed on the Future Shares and undertakes to enter such rights of pledge in its shareholders register without delay as soon as the

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                                       14

              relevant Pledgor becomes the holder thereof.

              Article 19
              Authority and powers of attorney

              The person appearing mentioned under sub A. has been granted three powers of attorney by means of three non-notarial instruments of attorney. The instruments of attorney will immediately after the present Deed has been executed be attached to this Deed. The person appearing mentioned under sub B. has been granted two powers of attorney by means of two non-notarial instruments of attorney. These instruments of attorney will immediately after the present Deed has been executed be attached to this Deed.

              FINAL PART

              The persons appearing before me are known to me, civil-law notary.

              This deed
                                                                    was executed
              in Rotterdam on the date mentioned in its heading. After I, civil-law notary, had conveyed and explained the contents of the deed in substance to the persons appearing, they declared that they had taken note of the contents of the deed, were in agreement with the contents and did not wish it to be read out in full.

              Following a partial reading, the deed was signed by the persons appearing and me, civil-law notary.

                                      /s/ Remco Nicolaas van der Veer
                                      -------------------------------
                                      E.M. van Oirschot
                                      B.Th. Derogee, civil law notary
                                             ISSUED FOR TRUE COPY